                                 GRAUBARD MILLER
                              THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174

                                                                   June 28, 2005

Juniper Partners Acquisition Corp.
56 West 45th Street
Suite 805
New York, New York 10036

Dear Sirs:

     Reference is made to the Registration Statement on Form S-1 ("Registration
Statement") filed by Juniper Partners Acquisition Corp. ("Company"), a Delaware
corporation, under the Securities Act of 1933, as amended ("Act"), covering (i)
250,000 Series A Units ("Series A Units"), with each Series A Unit consisting of two shares of the Company's common stock ("Common Stock"), five Class W
Warrants, each to purchase one share of Common Stock ("Class W Warrants") and five Class Z Warrants, each to purchase one share of Common Stock ("Class Z
Warrants" and together with the Class W Warrants, the "Warrants"), (ii)
1,250,000 Series B Units ("Series B Units" and together with the Series A Units, the "Units"), with each Series B Unit consisting of two shares of the Company's
Class B common stock ("Class B Stock"), one Class W Warrant and one Class Z
Warrant, to purchase two shares of the Company's Common Stock (the "Warrants")
to the underwriters for whom HCFP/Brenner Securities LLC ("Brenner") is acting as representative (collectively, the "Underwriters"), (iii) up to an additional
37,500 Series A Units and/or 187,500 Series B Units (the "Over-Allotment Units")
which Brenner will have a right to purchase from the Company to cover over-allotments, if any, (iv) up to total of 12,500 Series A Units and/or a total of 62,500 Series B Units (the "Purchase Option Units") which Brenner will have the right to purchase ("Purchase Option") for its own account or that of its designees, (v) all shares of Common Stock and all Warrants issued as part of the Units, Over-Allotment Units and the Purchase Option Units and (vi) all
shares of Common Stock issuable upon exercise of the Warrants included in the
Units, Over-Allotment Units and Purchase Option Units.

     We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below.
With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

     Based upon the foregoing, we are of the opinion that:

     1. The Units, the Over-Allotment Units, the Purchase Option Units, the
Warrants and the Common Stock to be sold to the Underwriters, when issued and sold in accordance with and in the manner described in the plan of distribution set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non assessable.

     2. Each of the Purchase Option and Warrants constitutes legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable

bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent indemnification provisions contained such documents, if any, may be limited by applicable federal or state law and consideration of public policy.

     We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

                                              Very truly yours,

                                              /s/ Graubard Miller